                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1998, with respect to the Statement of Revenues and Direct Expenses of the Consumer Internet Access Services of Sprint Corporation included in this Registration Statement (Form S-4) and related Prospectus of Dolphin, Inc. dated May 13, 1998.

                                          /s/ Ernst & Young LLP

Kansas City, Missouri

May 11, 1998